                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                              ASARCO INCORPORATED
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                (Name of Registrant as Specified in Its Charter)

                            PHELPS DODGE CORPORATION
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                        [Phelps Dodge Corporation Logo]



September 16, 1999


Dear Asarco Shareholder:

                      HAVE YOU SEEN YOUR DIRECTORS LATELY?

WE HAVEN'T. In August, Phelps Dodge proposed to your Boards and management a compelling 3-way merger that would provide you substantial premiums for your shares. However, your directors have repeatedly refused to meet with us to inform themselves about our offers--a revolutionary new "EYES WIDE SHUT" entrenchment defense.

Therefore, we've gone directly to you, through our exchange offers. Our offers provide you with significant premiums, a $2.00 annual cash dividend and substantial upside potential. Yet your Boards rejected our superior premium proposals as "inadequate" and instead endorsed the no-premium ASARCO/Cyprus Amax merger.

WITHOUT EVEN TALKING TO US, HOW CAN YOUR BOARDS HAVE DETERMINED THAT OUR PREMIUM OFFERS ARE "INADEQUATE" AND THEIR NO-PREMIUM DEAL IS "FAIR"?

IS IT BECAUSE THE ASARCO/CYPRUS AMAX TRANSACTION ALL BUT GUARANTEES SENIOR MANAGEMENT THEIR JOBS INTO 2002, WITH LUCRATIVE NEW EMPLOYMENT CONTRACTS?

Clearly, their decisions cannot be based on performance. Over the past 15 years, Phelps Dodge has produced a total shareholder return of 1024%--while ASARCO and Cyprus Amax have returned only 25% and 102%, respectively.(1)

Don't be confused by the ASARCO/Cyprus Amax rhetoric. We believe the principal obstacles to completing a 3-way merger--and therefore, the principal obstacle to you receiving our superior price and performance--are the numerous entrenchment devices the ASARCO and Cyprus Amax Boards are placing between you and value.

SEND YOUR BOARDS A CLEAR MESSAGE THAT YOU WANT SUPERIOR VALUE. VOTE NO TO THE ASARCO/CYPRUS AMAX NO-PREMIUM MERGER BY SENDING IN YOUR BLUE ASARCO AND GOLD CYPRUS AMAX PROXY CARDS.

 IF YOU NEED HELP VOTING YOUR SHARES AGAINST THE ASARCO/CYPRUS AMAX NO-PREMIUM
   MERGER, PLEASE CALL INNISFREE M&A INCORPORATED TOLL FREE AT 877-750-5838.


                        [PHELPS DODGE CORPORATION LOGO]


(1) Total 15-year shareholder return through 8/11/99; Cyprus Amax returns measured from 5/85 IPO.

This advertisement is neither an offer to exchange nor a solicitation of an offer to exchange the common stock of ASARCO or Cyprus Amax for common stock of Phelps Dodge. The offers will be made solely by means of Phelps Dodge's Prospectus and the related Letter of Transmittal. This advertisement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.